As filed with the Securities and Exchange Commission on June 16, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
KATAPULT HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-4424170 (I.R.S. Employer Identification No.)

5204 Tennyson Parkway, Suite 500 Plano, TX 75024 (833) 528-2785 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Katapult Holdings, Inc. 2021 Equity Incentive Plan, as amended
(Full Title of the Plan)
Nancy Walsh
Chief Financial Officer
Katapult Holdings, Inc.
5204 Tennyson Parkway, Suite 500
Plano, TX 75024
(883) 528-2785

(Name, address and telephone number,
including area code, of agent for service)

Copies to:
Nicole Brookshire
Hillary A. Coleman
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐    Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☒
    Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
    Pursuant to General Instruction E to Form S-8, Katapult Holdings, Inc. (the “Company” or “Registrant”) is filing this Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 4,000,000 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), under the Katapult Holdings, Inc. 2021 Equity Incentive Plan, as amended (the “Plan”), and any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on August 16, 2021 (Registration No. 333-258852) to the extent not superseded hereby.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents previously filed with the Commission are incorporated herein by reference:

(a)   The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), filed with the Commission on March 9, 2023 (File No. 001-39116).

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 11, 2023 (File No. 001-39116).

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 10, 2023, February 13, 2023, February 28, 2023, March 1, 2023, March 20, 2023, April 25, 2023, June 8, 2023 and June 8, 2023

(d) The sections of the Registrant’s Definitive Proxy Statement on Form DEF 14A for the 2023 Annual Meeting of Stockholders incorporated by reference in the 2023 Annual Report; and

(e) The description of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 15, 2022).

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number
4.1
Second Amended and Restated Certificate of Incorporation of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed with the Commission on June 15, 2021).

4.2	Amended and Restated By-Laws of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the Commission on June 15, 2021).
4.3	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Commission on June 15, 2021).
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
24.1*	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 of the Company’s Form S-8 (File No. 333-258852), filed with the Commission on August 16, 2021).
99.2
First Amendment to the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 8, 2023).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 16, 2023.

KATAPULT HOLDINGS, INC.
By:	/s/ Orlando J. Zayas
Orlando J. Zayas
Chief Executive Officer

POWER OF ATTORNEY
    The undersigned directors and officers of Katapult Holdings, Inc. hereby appoint each of Orlando Zayas, Nancy Walsh, and Derek Medlin as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Orlando J. Zayas	Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2023
Orlando J. Zayas
/s/ Nancy Walsh	Chief Financial Officer (Principal Financial Officer)	June 16, 2023
Nancy Walsh
/s/ Christopher Towers	Chief Accounting Officer (Principal Accounting Officer)	June 16, 2023
Christopher Towers
/s/ Brian Hirsch	Chair of the Board	June 16, 2023
Brian Hirsch
/s/ Don Gayhardt	Director	June 16, 2023
Don Gayhardt
/s/ Chris Masto	Director	June 16, 2023
Christ Masto
/s/ Joyce A. Phillips	Director	June 16, 2023
Joyce A. Phillips
/s/ Jane J. Thompson	Director	June 16, 2023
Jane J. Thompson